UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2009

WPT Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350
Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 323-330-9900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of January 15, 2009, WPT Enterprises, Inc. (the “Company”) entered into a credit line agreement (“Credit Line”) with UBS Financial Services Inc. and UBS Bank USA (collectively “UBS”). The Credit Line allows the Company to borrow 75% of the market value of the Company’s auction rate securities (“ARS”). The Credit Line is secured by ARS held at UBS and amounts borrowed under the Credit Line are due and payable on demand.  Interest is charged at the lower of 30-day LIBOR plus 150 to 275 basis points or the actual interest earned by the ARS. The maximum amount that can be borrowed under the Credit Line is approximately $2.4 million based on the market value of the ARS at December 31, 2008.

The Credit Line is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Line in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Line Agreement dated January 15, 2009 between WPT Enterprises, Inc., UBS Financial Services Inc. and UBS Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

January 19, 2009	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer